UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2026

TARGET HOSPITALITY CORP.

(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 Lakeside Blvd., Suite 300

The Woodlands, TX 77381

(Address of principal executive offices, including zip code)

(800) 832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2026 (the “Closing Date”), in connection with the refinancing of its existing credit facility, Arrow Bidco, LLC (“Arrow Bidco”) and certain other subsidiaries of Target Hospitality Corp. (the “Company”) entered into an ABL Credit Agreement, dated as of July 24, 2026 (the “ABL Credit Agreement”), that provides for a senior secured asset based revolving credit facility in the aggregate principal amount of up to $660 million (the “New ABL Facility”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the ABL Credit Agreement. On the Closing Date, Arrow Bidco borrowed $65.7 million to (a) repay in full all outstanding borrowings under the Company’s existing credit facility, which was subsequently terminated, and (b) pay fees and expenses related to the New ABL Facility. The New ABL Facility matures five years after the Closing Date.

Borrowings under the New ABL Facility, at the Borrowers’ option, bear interest at either (1) the Adjusted Term SOFR Rate, (2) Adjusted Daily Simple SOFR or (3) the Alternate Base Rate, in each case plus an applicable margin. The applicable margin is initially set at 2.50% for Term Benchmark and RFR borrowings and 1.50% for Alternate Base Rate borrowings. Following the first full fiscal quarter after the Closing Date, pricing will vary based on Arrow Bidco’s Total Leverage Ratio, with applicable margins ranging from 2.25% to 3.00% for Term Benchmark and RFR borrowings and from 1.25% to 2.00% for Alternate Base Rate borrowings.

The New ABL Facility provides borrowing availability equal to the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base (the “Line Cap”).

The Borrowing Base is, at any time of determination, an amount (net of Reserves) equal to the sum of:

•	85% of the net book value of the Borrowers’ and the ABL Guarantors’ (collectively, the “Loan Parties”) eligible accounts receivable; plus
•	85% of the net book value of the Loan Parties’ eligible unbilled accounts receivable (subject to a cap of 5% of total eligible accounts receivable included in the Borrowing Base); plus
•	the lesser of (i) 95% of the net book value of the Loan Parties’ eligible rental equipment and (ii) 80% multiplied by the monthly net orderly liquidation value – in place multiplied by the net book value of the Loan Parties’ eligible rental equipment; plus
•	25% of the net book value of the Loan Parties’ idle rental equipment (subject to a cap of 7.5% of the total Borrowing Base); plus
•	100% of Qualified Cash (subject to a cap of 10% of the total Borrowing Base); minus
•	Reserves.

Proceeds of the New ABL Facility can be used to finance the working capital needs and for general corporate purposes of Arrow Bidco and its Restricted Subsidiaries in the ordinary course of business, including Capital Expenditures, and for any other purpose not prohibited by the ABL Credit Agreement. The New ABL Facility also includes borrowing capacity available for letters of credit of up to $100 million and for swingline loan borrowings of up to $50 million. Any issuance of letters of credit or making of a swingline loan will reduce the amount available under the New ABL Facility.

In addition, the New ABL Facility provides the Borrowers with the option to increase commitments under the New ABL Facility in an aggregate amount such that total commitments do not exceed $850 million, subject to certain conditions.

The obligations of the Borrowers under the New ABL Facility and certain of their obligations under hedging arrangements and cash management arrangements are guaranteed by the Company and each Material Subsidiary that is not an Excluded Subsidiary (together with the Company, the “ABL Guarantors”). The New ABL Facility is secured by a first priority security interest in substantially all of the assets of the Borrowers and the ABL Guarantors, including a pledge of the equity interests of their respective subsidiaries (in each case, subject to customary exceptions and limitations set forth in the Collateral Documents).

The New ABL Facility requires the Borrowers to maintain (i) a minimum fixed charge coverage ratio of 2.50:1.00, (ii) a maximum first lien secured leverage ratio of 3.00:1.00 (stepping down to 2.50:1.00 commencing with the fiscal quarter ending September 30, 2028) and (iii) a maximum total leverage ratio of 4.00:1.00, in each case calculated in accordance with the definitions and methodologies set forth in the ABL Credit Agreement and tested as of the last day of each fiscal quarter commencing with the first full fiscal quarter ending after the Closing Date.

The New ABL Facility also contains a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of each of the Borrowers, their restricted subsidiaries, and where applicable, the Company, to:

•	incur additional indebtedness and issue guarantees;
•	incur liens on assets;
•	engage in mergers, consolidations or fundamental changes;
•	sell or dispose of assets;
•	pay dividends, distributions or make other restricted payments and make certain payments of indebtedness;
•	make investments, loans, advances, guarantees and acquisitions;
•	enter into transactions with affiliates;
•	enter into sale and leaseback transactions;
•	enter into swap agreements;
•	enter into certain restrictive agreements;
•	amend material documents, including organizational documents and master lease documents;
•	create or acquire additional subsidiaries;
•	change the conduct of its business; and
•	enter into supply chain financing arrangements and off-balance sheet financing.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, restricted payments, and prepayments of indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions (including, in certain cases, satisfaction of “Payment Conditions” requiring minimum excess availability of the greater of 15% of the Line Cap and $40 million, pro forma compliance with financial covenants, and the absence of any default or event of default) and (ii) a number of other traditional exceptions that grant the Borrowers continued flexibility to operate and develop their businesses. The New ABL Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the New ABL Facility is qualified in its entirety by reference to the full text of the New ABL Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On July 27, 2026, the Company issued a press release announcing its entry into the New ABL Facility, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1 †	ABL Credit Agreement, dated as of July 24, 2026, by and among Arrow Bidco, LLC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A. as administrative agent for itself and the other Secured Parties and each of the Revolver Lenders party thereto.
99.1	Press Release dated July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: July 27, 2026		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary